Exhibit 99.1

Media Contact: Andrew Berlin

The IGB Group

646-673-9701

Marathon Files Amendment to Joint Proxy Statement/Prospectus

Global Ship Lease Reports Results for Quarter Ended March 31, 2008

Takes Delivery of Two Additional Vessels on 13 Year Time Charters

Chairman and CEO’s Stock Purchase Plan to Begin on June 4, 2008

NEW YORK, June 3, 2008 – Marathon Acquisition Corp. (Amex: MAQ.U and MAQ, and OTCBB: MAQ.WS) today announced that Global Ship Lease, Inc. issued its unaudited results for the quarter ended March 31, 2008 which are included in Amendment No. 1 to the joint proxy statement/prospectus filed today with the Securities and Exchange Commission in connection with its previously announced merger with Global Ship Lease. The filing also contains, among other things, updated information regarding matters expected to be voted on at the Special Meeting of Stockholders expected in July 2008, background and summary terms of the proposed merger, and details concerning Global Ship Lease’s business and operations.

Ian Webber, CEO of Global Ship Lease, said, “We are delighted to report our First Quarter 2008 financial results which demonstrate the Company’s stable and growing business model. During a time in which we posted strong results in line with our expectations, we are also pleased to have taken delivery of two additional newly built vessels that are on 13 year time charters. We look forward to taking delivery of five additional vessels over the next 15 months, which will grow our fleet 80% by the third quarter of 2009 and increase total contracted revenue to $1.7 billion. Complementing this near-term fleet growth, we aim to double the investment in our fleet over the next 18 to 24 months, as we seek to take advantage of our immediate financial capacity and favorable long-term industry fundamentals. After the quarter end, consistent with our objective of providing stable predictable cash flows, we swapped the majority of our expected debt arising on the purchase of the 17 vessels from floating rate to fixed rate for approximately five years at an average LIBOR of 3.54%.”

Financial Summary First Quarter 2008

This release includes selected pro forma financial information for the quarter ended March 31, 2008 for Global Ship Lease. The pro forma adjusts the combined financial information for the period to eliminate financial information relating to the Predecessor Group’s business of carrying containerized cargo and which is irrelevant to the on-going business of chartering vessels out on long term time charters. More complete pro forma financial information and notes are included in the joint proxy statement/prospectus that was filed today with SEC.

Revenue and Utilization

Pro forma time charter revenue was $22.7 million for the First Quarter 2008 derived from the fixed rate time charters in effect for the period on the 12 vessels in the fleet. After allowing for the planned drydocking of one vessel in March the utilization rate of the fleet was 99% for the quarter.

Vessel operating expenses

Total pro forma vessel operating expenses was $7.3 million including regular ship operating costs at less than the capped amounts included in Global Ship Lease’s ship management agreements.

General and administrative

General and administrative costs incurred by Global Ship Lease as a private company subsidiary during the First Quarter 2008 was $0.7 million.

Earnings before interest, taxes, depreciation and amortization (EBITDA)

Pro forma EBITDA1 earned in First Quarter 2008 on Global Ship Lease’s on-going business of earning time charter revenue from its ownership of containerships was $14.6 million. EBITDA was derived from fixed rate time charters in effect for the period including all 12 vessels owned at March 31, 2008 for the entire first quarter.

Fleet

As of March 31, 2008, Global Ship Lease’s fleet totalled 12 vessels.The fleet has an aggregate capacity of 36,322 TEU and a weighted average age of 5.3 years. In addition to its initial fleet, Global Ship Lease’s contracted fleet consists of four secondhand vessels and one newbuilding, with an additional aggregate capacity of 29,975 TEU, a weighted average age of 3.5 years. Three of the secondhand vessels and the newbuilding are expected to be delivered in December 2008. All of the 17 vessels in Global Ship Lease’s initial and contracted fleet will be on time charters with an average term of 11 years generating $1.7 billion in revenue.

[1]

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure which we consider to be a meaningful measure of operating performance. It equals operating income before depreciation and amortization ($9.6 million of Operating Income plus $5.0 million of depreciation expense).

Stock Purchase Plan

As previously announced, Michael Gross, Marathon’s Chairman and CEO, intends to enter into a purchase plan with Citigroup Global Markets Inc., as agent, in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which he will place a limit order to purchase up to two million shares of Marathon common stock at a price of $8 per share or below beginning the first business day after Amendment No. 1 to the joint proxy statement/prospectus is filed with the Securities and Exchange Commission, until the earlier of the business day immediately preceding the record date for the meeting of stockholders at which the merger is to be voted upon by Marathon’s stockholders or purchases reach two million shares.

About Global Ship Lease

Global Ship Lease is a rapidly growing containership charter owner and is currently a subsidiary of CMA CGM. of France (“CMA CGM”), the world’s third largest container shipping company. Incorporated in the Marshall Islands, Global Ship Lease commenced operations in December 2007 with a business of owning and chartering out containerships under long-term, fixed rate charters to world class container liner companies.

Global Ship Lease currently owns 12 vessels and has contracts in place to purchase an additional five vessels for $437 million from CMA CGM four of which are expected to be delivered in December 2008 and one in July 2009. The merger transaction values Global Ship Lease and its seventeen vessel fleet at approximately $1.0 billion. Following stockholder and warrantholder approval of the merger, Marathon’s stockholders will own approximately 66% of Global Ship Lease and CMA CGM will own approximately 34%.

Once all of the contracted vessels have been delivered, Global Ship Lease will have a 17 vessel fleet with total capacity of 66,297 TEU and a weighted average age of 5.5 years. All of the contracted vessels are under long-term charters to CMA CGM with an average remaining charter term of approximately 11 years generating revenue of $1.7 billion.

About Marathon

Marathon Acquisition Corp. is a “blank check” company formed to acquire, through a merger, capital stock exchange, asset acquisition or similar business combination, one or more businesses. In August 2006, Marathon through its initial public offering raised net of fees and expenses, approximately $308.8 million which included $5.5 million in a private placement of sponsor warrants that were deposited into a trust account. Marathon has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

Important Legal Information

When completed, the definitive joint proxy statement/prospectus and a form of proxy will be mailed to the stockholders and warrantholders of Marathon, seeking their approval of the transaction. Before making any voting decision, Marathon’s stockholders are urged to read the joint proxy statement/prospectus regarding the merger carefully and in its entirety because it contains important information about the proposed merger. Marathon’s stockholders and warrantholders may obtain, without charge, a copy of the preliminary joint proxy statement/prospectus and other relevant documents filed with the U.S. Securities and Exchange Commission from the Commission’s website at http://www.sec.gov. Marathon’s stockholders and warrantholders may also obtain, without charge, a copy of the preliminary joint proxy statement/prospectus and other relevant documents by directing a request by mail to Michael Gross at Marathon Acquisition Corp., 500 Park Avenue, 5th Floor, New York, New York 10022 or by telephone at (212) 993-1670.

Marathon and its directors and officers may be deemed to be participants in the solicitation of proxies from Marathon’s stockholders with respect to the proposed merger. Information about Marathon’s directors and executive officers and their ownership of Marathon’s common stock is set forth in Marathon’s annual report on Form 10-K for the fiscal year ended December 31, 2007. Stockholders may obtain additional information regarding the interests of Marathon and its directors and executive officers in the merger, which may be different than those of Marathon’s stockholders generally, by reading the preliminary joint proxy statement/prospectus and other relevant documents regarding the proposed merger.

Safe Harbor Statement

This communication contains forward-looking statements. Forward-looking statements provide Marathon’s current expectations or forecasts of future events. Forward-looking statements include statements about Marathon’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The risks and uncertainties include, but are not limited to:

•	future operating or financial results;

•	expectations regarding the strength of the future growth of the shipping industry, including the rate of annual demand growth in the international containership industry;

•	future payments of dividends and the availability of cash for payment of dividends;

•	Global Ship Lease’s expectations relating to dividend payments and forecasts of its ability to make such payments;

•	future acquisitions, business strategy and expected capital spending;

•	operating expenses, availability of crew, number of off-hire days, drydocking (beyond the disclosed reserve), survey requirements and insurance costs;

•	general market conditions and shipping industry trends, including charter rates and factors affecting supply and demand;

•	Global Ship Lease’s ability to repay its credit facility and grow using the available funds under its credit facility;

•	assumptions regarding interest rates and inflation;

•	change in the rate of growth of global and various regional economies;

•	risks incidental to vessel operation, including discharge of pollutants and vessel collisions;

•

Global Ship Lease’s financial condition and liquidity, including its ability to obtain additional financing in the future (from warrant exercises or outside services) to fund capital expenditures, acquisitions and other general corporate activities;

•	estimated future capital expenditures needed to preserve Global Ship Lease’s capital base;

•	ability to effect an acquisition and to meet target returns;

•	Global Ship Lease’s expectations about the availability of ships to purchase, the time that it may take to construct new ships, or the useful lives of its ships;

•	Global Ship Lease’s continued ability to enter into long-term, fixed-rate charters;

•	Global Ship Lease’s ability to capitalize on its management team’s and board of directors’ relationships and reputations in the containership industry to its advantage;

•	changes in governmental and classification societies’ rules and regulations or actions taken by regulatory authorities;

•	expectations about the availability of insurance on commercially reasonable terms;

•	unanticipated changes in laws and regulations;

•	potential liability from future litigation; and

•	other factors discussed in the section entitled “Risk Factors” in the preliminary joint proxy statement/prospectus.

Marathon’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in the preliminary joint proxy statement/prospectus. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this communication. Marathon undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this communication or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks Marathon describes in the reports it will file from time to time with the Securities and Exchange Commission after the date of this communication.